Exhibit 4.22

THIS AMENDED AND RESTATED WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ACERAGEN, INC.

AMENDED AND RESTATED

WARRANT TO PURCHASE COMMON STOCK

No. CS-1/A Original Issuance Date: March 24, 2021

Amended and Restated as of: March 30, 2023

Void After March 23, 2031 (the “Expiration Date”)

THIS CERTIFIES THAT, for value received, NOVAQUEST CO-INVESTMENT FUND XV, L.P., having an address at 4208 Six Forks Road, Suite 920 Raleigh, NC 27609, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from ACERAGEN, INC. (f/k/a Idera Pharmaceuticals, Inc.), a Delaware corporation  (the “Company”), having an address at 15 T.W. Alexander Drive, Suite 418, Research Triangle Park, NC 22709, shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) on the terms and subject to the conditions set forth below.

RECITALS

Aceragen, LLC (f/k/a Aceragen, Inc.) (“Old Aceragen”) has previously issued a warrant to Holder to purchase shares of Old Aceragen common stock (“Old Aceragen Shares”) pursuant to the terms of the Stock and Warrant Purchase Agreement, dated March 24, 2021 by and among the Old Aceragen and the Holder (the “Original Warrant”);

Pursuant to that certain Agreement and Plan of Merger, dated as of September 28, 2022 by and among the Company, Old Aceragen, Bell Merger Sub I, Inc., a Delaware corporation, and Bell Merger Sub II, LLC, a Delaware limited liability company (the “Merger Agreement”), the Original Warrant was assumed by the Company and converted into a warrant to purchase Common Stock, and all rights of the Holder with respect to the Old Aceragen Shares were converted into rights with respect to Common Stock, in each case pursuant to the applicable provisions of the Merger Agreement;

Following the closing of the transactions contemplated by the Merger Agreement, the Company’s Board of Directors approved a one-for-seventeen (1:17) reverse split of the Company’s issued and outstanding Common Stock (the “Reverse Stock Split”), which became effective as of 4:59 p.m. Eastern Time on January 17, 2023; and

The Company and Holder desire to amend and restate the Original Warrant in its entirety to reflect the assumption of the Original Warrant by the Company in connection with the Merger Agreement, and effectiveness of the Reverse Stock Split.

AGREEMENT

The Original Warrant is hereby superseded in its entirety by the terms hereof and is no longer in effect.

The number of shares of Common Stock that the Holder may purchase by exercising this warrant (the “Warrant”) is 909,326 subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.

1.DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
(a)“Exercise Period” shall mean the period commencing with the date hereof and ending ten (10) years later, unless sooner terminated as provided below.
(b)“Exercise Price” shall mean $7.82 per share, subject to adjustment pursuant to Section 6 below.
(c)“Exercise Shares” shall mean the shares of the Common Stock issuable upon exercise of the Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.
2.EXERCISE OF WARRANT. The rights represented by the Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
(a)An executed Notice of Exercise in the form attached hereto;
(b)Payment of the Exercise Price in cash or by check; and
(c)The Warrant.

Upon the exercise of the rights represented by the Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by the Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of the Warrant shall be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of the Warrant (or the portion thereof being canceled) by surrender of the Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where X =the number of shares of Common Stock to be issued to the Holder

Y =the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =the fair market value of one share of the Common Stock (at the date of such calculation)

B =Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that the Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the per share offering price to the public of the Company’s initial public offering.

3.AUTOMATIC EXERCISE UPON EXPIRATION DATE. If, on the Expiration Date, the fair market value, calculated as set forth in Section 2.1, of one share of Common Stock is greater than the Exercise Price, then this Warrant shall automatically be deemed on and as of such date to be exercised as to all shares of Common Stock for which it has not previously been exercised, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the formula set forth in Section 2.1. The Company shall deliver to Holder a certificate representing such shares within a reasonable period time thereafter.
4.COVENANTS OF THE COMPANY.
4.1Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by the Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the Warrant. If at any time during the Exercise

Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of the Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
4.2Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
5.REPRESENTATIONS OF HOLDER.
5.1Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.
5.2Securities Are Not Registered.
(a)The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
(b)The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.
(c)The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.
5.3Disposition of Warrant and Exercise Shares.

(a)The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
(i)The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;
(ii)There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
(iii)The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.
(b)The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.4Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.
6.ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of the Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to the Warrant.
7.FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of the Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of the Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.
8.CORPORATE TRANSACTIONS. In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act, or any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to the Holder twenty (20) days advance written notice of such public offering, reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.
9.No STOCKHOLDER RIGHTS. The Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
10.TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of the Warrant, the Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of the Warrant and the form of assignment attached hereto to any transferee designated by Holder; provided the transferee signs an investment letter in form and substance reasonably satisfactory to the Company.
11.LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If the Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
12.NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and the Holder at their respective addresses set forth above or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other.
13.GOVERNING LAW. The Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Holder have caused the Warrant to be executed as of the date first written above.

ACERAGEN, INC.

By:	/s/ John Taylor

Name:	John Taylor

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Company and the Holder have caused the Warrant to be executed as of the date first written above.

HOLDER:

NovaQuest Co-Investment Fund XV, L.P.

By: NQ POF VGP, Ltd., its general partner

/s/
By:	/s/ John L. Bradley, Jr.
Name:	John L. Bradley, Jr.
Title:	Director

NOTICE OF EXERCISE

TO: ACERAGEN, INC.

(1)❑The undersigned hereby elects to purchase shares of the Common Stock of ACERAGEN, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

❑The undersigned hereby elects to purchase shares of the Common Stock of ACERAGEN, INC. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated:	, 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.